UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2008

Silverstar Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

621 Bank Street, Wallace, Idaho		83873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 960-0535

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2008, we entered into a share cancellation/return to treasury agreement with Donald James MacKenzie, our president and a director of our company. Pursuant to the agreement, Mr. MacKenzie has agreed to the return and cancellation of 1,200,000 shares of our common stock currently held by him. We did not provide Mr. MacKenzie with any compensation for such cancellation.

On September 30, 2008, we entered into a share cancellation/return to treasury agreement with Greg Cowan, a former director and officer of our company. Pursuant to the agreement, Mr. Cowan has agreed to the return and cancellation of 15,000,000 shares of our common stock that were held by him. We did not provide Mr. Cowan with any compensation for such cancellation.

Item 9.01 Financial Statements and Exhibits

10.1	Share Cancellation/Return to Treasury Agreement with Donald James MacKenzie

10.2	Share Cancellation/Return to Treasury Agreement with Greg Cowan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Jim MacKenzie
Jim MacKenzie
President

Date October 17, 2008